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                         EXHIBIT (4)(C)

                     HARLEYSVILLE GROUP INC.

               1996 DIRECTORS' STOCK PURCHASE PLAN
               -----------------------------------
              As approved by the Board of Directors
                      on February 28, 1996

                       Section I - Purpose
                       --------------------

     The Harleysville Group Inc. Directors' Stock Purchase Plan (the "Plan") is established by the Harleysville Group Inc. (the "Company") for the benefit of the outside directors of the Company and its parent, Harleysville Mutual Insurance Company ("Directors"). A Director shall be an outside Director if he or she is also not a common law employee of the Company or its parent. The purpose of the Plan is to provide each Director an opportunity to increase his or her proprietary interest in the Company. The Plan is designed to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 pursuant to Rule 16b-3(c) of the Securities and Exchange Commission.

                 Section II - Eligible Directors
                 --------------------------------

     All Directors are eligible to participate.

    Section III - Duration of Offer and Subscription Periods
    --------------------------------------------------------

     This plan shall be in effect from July 1, 1996 through and including July 31, 2006. During the duration of the Plan there will be twenty (20) "Subscription Periods". Each Subscription Period runs from January 15 through July 14 or from July 15 through January 14.

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           Section IV - Number of Shares to be Offered
           --------------------------------------------

     The total number of shares to be made available under the Plan is 100,000 shares of common stock of the Company ("Stock"). The shares issued hereunder may either be authorized but unissued shares or treasury shares reacquired by the Company. In the event this amount of Stock is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Section XIV of the Plan.

                 Section V - Subscription Price
                 -------------------------------

     The "Subscription Price" for each share of Stock shall be the lesser of eighty-five percent (85%) of the fair market value of such share on the last trading day before the first day of the Subscription Period or eighty-five percent (85%) of the fair market value of such share on the last trading day of the Subscription Period but in no event less than $1.00 per share, the par value of a share of Company Common Stock. The fair market value of a share shall be the Closing Price as reported on the NASDAQ National Market System for the applicable date.

     Section VI - Amount of Stock Available to be Purchased
     -------------------------------------------------------
                     and Methods of Payment
                     -----------------------

     Directors shall have the option to purchase Stock of the Company at the end of each Subscription Period. The amount available for purchase by each Director shall be

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the amount of stock that can be purchased at the Subscription Price by the amount of contributions ("Contribution Amount") made during each Subscription Period by a Director. The Contribution Amount may be paid through either (1) deduction from retainer and attendance fees ("Fees"), or (2) lump sum contribution or (3) both and is subject to the limitations that (a) a Director may deduct from 5% to 100% of his or her Fees, provided that the minimum deduction shall be $500 per Subscription Period, and (b) the total amount that can be contributed from Fees and lump sum contributions in any Subscription Period shall be $20,000. A lump sum contribution must be received by the Company not later than December 31 or June 30 of the applicable Subscription Period.

                    Section VII - Enrollment
                    ------------------------

     A Director who desires to exercise his or her option to purchase stock during a Subscription Period through deduction from Fees must file a subscription agreement prior to the start of such Subscription Period. Once enrolled, a Director will continue to participate in the Plan for each succeeding Subscription Period until he or she ceases to be a Director or withdraws from the Plan. If a Director desires to change his or her rate of deduction he or she may do so effective for the next Subscription Period by filing a new subscription agreement prior to the start of the next Subscription Period.


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         Section VIII - Procedure for Purchase of Shares
         ------------------------------------------------

     The Company will maintain on its books a "Plan Account" in the name of each participating Director. At the close of each Subscription Period, the Contribution Amount will be determined and credited to the Director's Plan Account. As of the last day of each Subscription Period, the Contribution Amount will be divided by the Subscription Price for such Subscription Period and the Director's Plan Account will be credited with the number of whole and fractional shares which results. Shares will be issued in a book
entry form with the Company's stock transfer agent.   Each
participating Director will receive a statement of account in a timely fashion following the end of each Subscription Period. In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the participating Directors in proportion to their Plan Account balances.

              Section IX - Withdrawal from the Plan
              --------------------------------------

     A Director may withdraw from the Plan at any time. At the time of withdrawal the amount credited to the Director's Plan
Account will be refunded in cash without interest.

                   Section X - Holding Period
                   ---------------------------

     Directors must hold all Stock acquired under the Plan for a period of at least six (6) months from the date of acquisition, i.e., the end of each Subscription Period. The

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transfer agent shall not be permitted to transfer such shares until the expiration of such six (6) month period.

             Section XI - Cessation of Directorship
             --------------------------------------

     Cessation of Director status for any reason including death, disability or retirement shall be treated as an automatic with-drawal as set forth in Section IX.

                    Section XII - Assignment
                    -------------------------

     No Director may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.

      Section XIII - Adjustment of and Changes in the Stock
      -----------------------------------------------------

     In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a Stock split or the payment of a Stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.

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      Section XIV - Amendment or Discontinuance of the Plan
      -----------------------------------------------------

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice provided that no participant's existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Stock no such amendment shall increase the total number of shares subject to the Plan, change the formula by which the price at which the shares shall be sold is determined, change eligibility to participate in the Plan, or materially increase the benefits accruing to participants under the Plan. The provisions of the Plan may not be amended more than once every six months other than to conform to changes in the Internal Revenue Code of 1986 or Rules thereunder.

                   Section XV - Administration
                   ----------------------------

     The Plan shall be administered by the Compensation and Personnel Development Committee of the Board of Directors of the Company. The Committee may from time to time adopt rules and regulations for carrying out the Plan. Interpretation or con-struction of any provision of the Plan by the Committee shall be final and conclusive on all persons.

                      Section XVI - Titles
                      ---------------------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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                  Section XVII - Applicable Law
                  -----------------------------

     The Plan shall be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania.